As filed with the Securities and Exchange Commission on November 14, 2017
Registration No. 333-181777
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 7 TO
FORM S-11
on
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
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KBS Legacy Partners Apartment REIT, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	6798
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)
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800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(949) 417-6500
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
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W. Dean Henry
Chief Executive Officer
KBS Legacy Partners Apartment REIT, Inc.
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(949) 417-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copies to:
Robert H. Bergdolt, Esq.
Christine C. Lehr, Esq.
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
(919) 786-2000
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Approximate date of commencement of proposed sale to public: This post-effective amendment de-registers all of the securities that remain unsold under the registration statement as of the date hereof.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐		Accelerated Filer	☐
Non-Accelerated Filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐
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Explanatory Note
Explanatory note: The registration statement (reg. no. 333-181777) for the issuer’s public offering was first declared effective by the Staff on March 8, 2013. This post-effective amendment no. 7 to Form S-11 on Form S-3 amends the issuer’s registration statement to deregister all of the remaining unsold shares in the issuer’s public offering.

DEREGISTRATION OF SHARES

In accordance with the undertaking of KBS Legacy Partners Apartment REIT, Inc. (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-181777) declared effective March 8, 2013 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 7 to the Registration Statement to deregister all of the remaining unsold shares of its common stock registered under the Registration Statement. Pursuant to the Registration Statement, the Company registered up to $2,760,000,000 of shares of common stock intended to be sold in its public offering. The Company ceased offering shares of common stock in its primary offering on March 31, 2014 and terminated the primary offering on April 30, 2014 and terminated its dividend reinvestment plan effective August 20, 2017. By filing this Post-Effective Amendment No. 7 to the Registration Statement, the Company hereby deregisters all of the remaining unsold shares of its common stock registered under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on November 13, 2017.

KBS LEGACY PARTNERS APARTMENT REIT, INC.

By:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary
Note: No other person is required to sign this Post-Effective Amendment No. 7 to Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.